Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Bill Barrett Corporation on Form S-1 of our report dated March 9, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for stock-based compensation as described in Note 2) appearing in the Prospectus which is part of Registration Statement No. 333-127325.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Denver, Colorado
August 17, 2005